Exhibit (h)(3)

Exhibit A to the Fund Accounting Servicing Agreement

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify Transformational Data Sharing ETF

Amplify Lithium & Battery Technology ETF

Amplify BlackSwan Growth & Treasury Core ETF

Amplify High Income ETF

Amplify BlackSwan ISWN ETF

Amplify Thematic All-Stars ETF

Amplify BlackSwan Tech & Treasury ETF

Amplify Inflation Fighter ETF

Amplify Natural Resources Dividend ETF

Amplify CWP International Enhanced Dividend Income ETF

Amplify Cash Flow Dividend Leaders ETF

Amplify COWS Covered Call ETF (formerly Amplify Cash Flow High Income ETF)

Amplify Cybersecurity ETF

Amplify Digital Payments ETF (formerly Amplify Mobile Payments ETF)

Amplify Junior Silver Miners ETF

Amplify Alternative Harvest ETF

Amplify Video Game Leaders ETF (formerly Amplify Video Game Tech ETF)

Amplify BlueStar Israel Technology ETF

Amplify AI Powered Equity ETF

Amplify Etho Climate Leadership U.S. ETF

Amplify Travel Tech ETF

Amplify Samsung SOFR ETF

Amplify Weight Loss Drug & Treatment ETF

Amplify CWP Growth & Income ETF

Amplify Bloomberg AI Value Chain ETF

Amplify Bloomberg U.S. Treasury Target High Income ETF

Amplify Small-Mid Cap Equity ETF